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Exhibit 5.1

1 April 2004

Universal Compression Holdings, Inc.
4444 Brittmoore Road
Houston, Texas 77041

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Universal Compression Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of 7,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Securities").

        We have examined and relied upon such records, documents, certificates and other instruments in connection with this opinion as in our judgment are necessary or appropriate to form the basis for the opinions expressed below.

        In arriving at the opinions expressed below, we have assumed the genuineness of signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

        Based on the foregoing, and subject to the further qualifications set forth below, it is our opinion that the Securities being registered for sale by Weatherford International Ltd., the selling stockholder, have been duly authorized by all necessary corporate action of the Company, have been validly issued by the Company and are fully paid and nonassessable.

        The foregoing opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that law).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part of the Registration Statement and any supplement or supplements to such prospectus. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission.

Very truly yours,
GARDERE WYNNE SEWELL LLP
By:	/s/ GREGORY J. SERGESKETTER Gregory J. Sergesketter Partner

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  Exhibit 5.1